UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2005

Jones Soda Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-28820	91-1696175
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

234 Ninth Avenue North, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-624-3357

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 1, 2005, Jones Soda Co. (the "Company") became aware through a broker that the Company was listed as in default with the Ontario Securities Commission. The stated reason for the default was due to the Company’s failure to file its interim management’s discussion and analysis (MD&A) for the quarter ended September 30, 2004, pursuant to the requirements of the Ontario Securities Act and the OSC policies. Although the Company had properly filed its quarterly report on Form 10 QSB for the quarter ended September 30, 2004 with the Ontario Securities Commission (which includes the MD&A as part of the report), the Company had inadvertently failed to separately file the MD&A. The Company did not receive written notice from the Ontario Securities Commission of the default.

Upon becoming aware of the default, on March 2, 2005, the Company promptly filed the MD&A with the Ontario Securities Commission via SEDAR. Subsequently, on March 2, 2005, the Company received verbal confirmation from the Ontario Securities Commission that the filing had been received and that the Company was no longer considered in default. Trading in the Company’s common stock on the TSX-VE was not halted or suspended during the default.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

March 2, 2005	By:	/s/ Jennifer L. Cue

Name: Jennifer L. Cue
Title: Chief Operating Officer and Chief Financial Officer